Exhibit 10



                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 2, 2000, relating to the financial statements and financial highlights which appear in the December 31, 1999 Annual Report to Shareholders of the Janus Aspen Series, which is also incorporated by reference into the Registration Statement of Janus Adviser Series. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.



/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Denver, Colorado
June 12, 2000